Exhibit 10.2

Amended and Restated Rules

of the

FarFetch.com Limited

Enterprise Management Incentive Scheme

Updated on 14 January 2013

& Adopted on 17 July 2013

FARFETCH.COM LIMITED	EMI SCHEME RULES

Contents

1.	Definitions	2

2.	Grant of Options	4

3.	Limits on Number of Shares under Option	5

4.	Alteration of Share Capital	6

5.	Amendments	7

6.	Administration	8

Schedule: The Option Agreement		9

P a g e | 1	Contents

FARFETCH.COM LIMITED	EMI SCHEME RULES

1.	Definitions

1.1	In these Rules the following words and expressions shall, unless the context otherwise requires, have the meanings set opposite them:-

“Auditors”	the auditors of the Company from time to time (acting as experts and not arbitrators);

“Board”	the board of directors of the Company (or a duly constituted committee thereof) from time to time;

“Committed Time”	has the meaning given in paragraph 26 of Schedule 5;

“Company”	FarFetch.Com Limited registered in the Isle of Man with number 000657V;

“Eligible Employee”	a director or employee of the Company or its Subsidiaries whose Committed Time amounts to:

(a) at least 25 hours a week; or
(b) if less, 75% of his Working Time;

“ITEPA 2003”	Income Tax (Earnings and Pensions) Act 2003;

“Option”	an option to acquire Shares granted pursuant to the Rules;

“Option Agreement”

the agreement documenting an Option in substantially the form set out in the attached Schedule which is entered into by an Eligible Employee and the Company and which complies with the requirements of Rule 2.3;

“Option Exercise Price”	the price of a Share as determined by the Company on or before the signing of an Option Agreement and as specified in the Option Agreement;

P a g e | 2	Definitions

FARFETCH.COM LIMITED	EMI SCHEME RULES

“Option Holder”	an individual to whom an Option has been granted or, if that individual has died, his personal representatives;

“Rules”	these rules as altered or varied from time to time;

“Schedule”	the schedule to this agreement;

“Schedule 5”	Schedule 5 to the ITEPA 2003;

“Scheme”	the enterprise management incentive scheme constituted and governed by these Rules;

“Share”	an ordinary share of no par value in the capital of the Company;

“Subsidiary”	a qualifying subsidiary of the Company as defined in paragraph 15 of Schedule 5;

“Working Time”	has the meaning given thereto in paragraph 27 of Schedule 5.

1.2	In these Rules unless the context otherwise requires:-

1.2.1	words denoting the singular shall include the plural and vice versa;
1.2.2	words denoting the masculine gender shall include the feminine gender; and
1.2.3	any reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted.

P a g e | 3	Definitions

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2.	Grant of Options

2.1	The Company may grant Options from time to time to Eligible Employees selected by the Board.

2.2	The Board shall procure that the Company enters into an Option Agreement with each Eligible Employee selected pursuant to Rule 2.1.

2.3

Each Option Agreement shall constitute an Option to acquire Shares granted by the Company in favour of the Eligible Employee and shall comply with the requirements of Schedule 5. Accordingly, each Option Agreement shall, inter alia:

2.3.1	state the date on which the Option is granted;
2.3.2	be signed on behalf of the Company and by the Eligible Employee;
2.3.3	specify the maximum number of Shares that can be acquired on exercise of the Option, as determined by the Board;
2.3.4	specify the Option Price; and
2.3.5	contain the terms and conditions upon which the Option is granted, as determined by the Board.

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3.	Limits on Number of Shares under Option

3.1	The Board may from time to time specify the maximum number of Shares in respect of which Options may be granted.

3.2

The aggregate Market Value of the Shares subject to an Option granted on any day to any Eligible Employee may not, when added to the aggregate Market Value of the Shares which are at that time subject to Options or unexercised options to acquire shares in the Company granted under a scheme approved under Schedule 4 to the ITEPA 2003 held by that Eligible Employee and all other Shares in respect of which EMI options were granted to him within the preceding three years by reasons of his employment with any one or more Group Companies, whether or not such options have been exercised or released, exceed £120,000 or such other limit as may be prescribed from time to time for the purposes of Schedule 5, ITEPA.

3.3

The aggregate Market Value of the Shares subject to unexercised EMI options at any time may not exceed £3,000,000 or such other limit as may be prescribed from time to time for the purposes of Schedule 5 ITEPA.

3.4

For the purposes of Rules 3.2 and 3.3 the Market Value of Shares in relation to any option will be their Market Value when the relevant option was granted or such earlier time or times as may be agreed with HM Revenue and Customs.

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4.	Alteration of Share Capital

4.1	The provisions of clause 7 of the Option Agreement shall apply in respect of certain alterations to the share capital of the Company.

4.2	The Company shall promptly give notice to the Option Holders of any adjustment made pursuant to an Option Agreement.

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5.	Amendments

5.1	The Board may from time to time alter or add to all or any of the Rules and the form of Option Agreement in such manner and to such extent as the Board shall think fit, provided that:

5.2	No alteration or addition to any individual Option Agreement shall be made without the written agreement of the Option Holder; and

5.3	No alteration or addition to the Rules or any Option Agreement shall, at any time when it is intended that Options shall continue to qualify under Schedule 5, contravene the provisions of Schedule 5.

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6.	Administration

6.1	The Scheme shall be administered by the Board whose decision on all disputes and matters concerning the interpretation of the Rules shall be final.

6.2	The cost of establishing and operating the Scheme shall be borne by the Company and its Subsidiaries in such proportions as the Board shall determine.

6.3

Any notice or other communication under or in connection with the Scheme may be given to or by the Company either personally or by post and if to the Company then addressed to the secretary; items sent by post shall be pre-paid and shall be deemed to have been received 48 hours after posting.

6.4

The Company shall at all times either procure that sufficient Shares are available for transfer to satisfy all such Options or keep available sufficient authorised and unissued Shares to satisfy all Options which have neither lapsed nor been fully exercised.

6.5	The Scheme, the Rules and all other documents relating to the Scheme shall be governed by and construed in accordance with English Law.

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FARFETCH.COM LIMITED	EMI SCHEME RULES

The Option Agreement

FARFETCH.COM LIMITED

AND

[EMPLOYEE]

[AMENDED AND RESTATED] OPTION AGREEMENT

EXECUTIVE MANAGEMENT INCENTIVE SCHEME

Grosvenor House, 66-67 Athol Street	26 Grosvenor Street	68 Harcourt Street
Douglas	Mayfair	Dublin 1
Isle of Man	London	Ireland
IM1 1JE	W1K 4QW
Tel: +44 (0) 1624 675 610	Tel: +44 (0)20 7355 3525	Tel: +353 (0) 1 405 4882
Fax: +44 (0) 1624 675 684	Fax: +44 (0)20 7355 3526	Fax: +353 (0) 1 405 4883

E-Mail: mail@wiltongroup.com www.wiltongroup.com

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FARFETCH.COM LIMITED	EMI SCHEME RULES

The EMI Option Agreement

[This option agreement amends and restates the option agreement entered into between the parties on 1 November 2011 and is entered into this [DATE]]

Between

(1)	FARFETCH.COM LIMITED a company registered in the Isle of Man 00657V whose registered office is situated at 22 Athol Street, Douglas, Isle of Man, IM1 1JA (“the Company”);

and

(2)	[EMPLOYEE NAME], of [EMPLOYEE ADDRES] (“the Optionholder”)

Whereas

A.	The Company wishes to grant to the Optionholder an option to acquire Shares under the provisions of Schedule 5 of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) as amended;
B.	This Agreement is entered into pursuant to the rules of the FarFetch.com Limited Enterprise Management Incentive Scheme (“the Rules”).

Now therefore it is agreed as follows:

1	interpretation
1.1	In this Agreement definitions in the Rules shall apply, and in addition the following words and expressions shall, unless the context otherwise requires, bear the following meanings:

“Associate”	has the meaning given to “associate” by paragraph 31, paragraph 32 and paragraph 33 of Schedule 5, ITEPA with Chapter 11 of Part 7 of ITEPA 2003 being applied for the purposes of paragraph 32(2);

“Connected Person”	has the meaning given to a person being “connected” with a director of a company by section 252 of the Companies Act 2006;

“Control”	has the meaning given in Section 719 of the ITEPA 2003;

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“Date of Grant”	means [ENTER DATE OR the date of this Agreement];

“Group”	means the Company and any company which is a Subsidiary;

“Model Code”

the model code set out in the Listing Rules issued by the Financial Services Authority acting as the United Kingdom Listing Authority (or any successor body carrying out the same functions), as it is in force at the relevant time:

“Option”	means the option granted pursuant to Clause 2 of this Agreement;

“Option Exercise Price”	means [£3.23] per Option Share;

“Option Gain”	means a gain realised upon the exercise, assignment or release of an Option being a gain that is chargeable to income tax under the ITEPA 2003;

“Optionholder’s Employer”	means the person who is at any time the employer of an Optionholder for the purposes of tax legislation;

“Option Shares”	means [ENTER NUMBER OF SHARES] Shares over which the Option subsists;

“Option Tax Liability”

means any liability of the Optionholder’s Employer to account to HM Revenue & Customs for any amount of or represented by income tax or national insurance contributions including those of an employer on any Option Gain (including any overseas equivalent);

“Vested”	shall mean the Optionholder becomes beneficially entitled to the Options granted as specified in Schedule 2 of the ITEPA 2003.

1.2	A reference to a statutory provision is a reference to it as it is in force for the time being taking into account any amendment, extension or re-enactment.

2	Grant of Option

2.1

The Board hereby grants the right to the Optionholder with effect from the Date of Grant an Option to acquire the Option Shares at the Option Exercise Price in accordance with the provisions of this Option Agreement.

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2.2	The Option is granted under the provisions of Schedule 5 of the ITEPA 2003 as amended. Where an option does not qualify as an EMI option under Schedule 5, it will be an unapproved option.

2.3

The Company hereby confirms that the Option is granted for commercial reasons and is not part of a scheme or arrangement the main purpose, or one of the main purposes, of which is the avoidance of tax.

3	Option

3.1	The Option is capable of being exercised in whole or in part.

3.2

The Optionholder may exercise the Option at any time but only (save as mentioned below) in respect of Option Shares which shall have Vested by giving notice in writing to the Company indicating the wish to exercise the Option and specifying the number of Option Shares to be acquired. Save as mentioned below, an Option shall cease to Vest on the date that an Optionholder dies or otherwise ceases to be employed by the Group.

3.3	It shall be a condition of the exercise of any Option that: -

3.3.1	the Company has received payment of the whole amount of the aggregate Option Price payable in respect of the number of Option Shares then to be acquired;

3.3.2	the Optionholder has complied with the provisions of Clause 15.3.

3.4

Upon receipt of the notice referred to in Clause 3.2 of this Agreement together with payment of the aggregate Option Exercise Price and compliance with Clause 15, the Company shall become bound to issue or to transfer the Option Shares to the Optionholder or to his personal representatives as the case may be.

3.5

The Company shall procure that sufficient Shares are available, for issue or transfer, to satisfy the exercise to the fullest extent possible the obligations of the Company in respect of the Option until it is exercised or lapses.

3.6

The Option Shares shall be issued to or transferred to the Optionholder or his personal representatives as the case may be in accordance with, and subject to the provisions of, the Articles of Association of the Company from time to time.

3.7	The Company shall pay or procure that the stamp duty payable on any transfers of Option Shares are met by the Company.

3.8

All Shares issued or transferred pursuant to the exercise of the Option shall rank equally in all respects with the Shares for the time being in issue and shall be transferred with all accrued rights to dividend or other distribution and free of all liens and encumbrances save

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as regards any rights attaching to such Shares by reference to a record date prior to the date of issue or transfer.

3.9	The Option may not be exercised when the exercise is prohibited by, or would be a breach of, any law or regulation with the force of law or any of the following which then apply:-

3.9.1	the Model Code; or
3.9.2	the AIM rules; or
3.9.3	any other rule, code or set of guidelines (such as a personal dealing code adopted by the Company) with a similar purpose and effect to any part of the Model Code.

4	Rights Not Assignable

4.1

The Optionholder may not assign, transfer, charge, part with or deal with all or any rights and/or obligations under this Agreement or purport to do any of the same, and if the Optionholder shall purport to do any of the same this Agreement shall lapse and be of no further force or effect.

4.2

The Option shall not be capable of assignment or transfer and shall not be capable of being made the subject of any charge or security in any way, and any purported transfer, assignment or charge shall result in the Option lapsing immediately.

Provided That this Clause 4 shall not restrict the rights of the personal representatives of the Optionholder to exercise the Option (subject to the terms of this Agreement) as provided in Clause 6.

5	Lapse of Option

5.1	The Option shall lapse and cease to be exercisable immediately on the earliest to occur of:-

5.1.1	the day immediately preceding the tenth anniversary of the Date of Grant;

5.1.2

Subject to clauses 5.3 and 6, 30 days from the date the Optionholder gives or receives notice of termination of the Optionholder’s employment with any member of the Group; or, if earlier, the day the Optionholder ceases to hold employment within the Group for any reason;

5.1.3	the date the Optionholder is adjudged bankrupt;

5.1.4	the date provided for in clauses 4, 6, 8, 11, 12, 13 or 14.

5.2	For the purposes of clause 5.1 the Optionholder shall not be treated as having ceased to hold employment within the Group:-

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5.2.1	unless and until he or she no longer holds an office or employment with any member of the Group;
5.2.2	by reason of pregnancy or confinement except where the Optionholder does not exercise her right to return to work in accordance with applicable employment legislation.

5.3

The Board may in its absolute discretion resolve at any time prior to or within 30 days of the Optionholder ceasing to hold employment within the Group that the Optionholder (and his personal representatives) may exercise the Option or part thereof whether or not Vested notwithstanding such cessation for such period not exceeding 10 years from the Date of Grant as the Company may specify.

6	Death of Optionholder

6.1

if the Optionholder dies in service this Option may be exercised by his or her personal representatives within the period of one year beginning with the date of death in respect of the Option Shares which shall have Vested prior to the date of death and remain unexercised and shall cease to be exercisable and lapse at the end of that period.

6.2

if the Optionholder dies after having ceased to hold employment within the Group but before the Option has lapsed, this Option may be exercised by his personal representatives within the period of one year beginning with the date of death in respect of the Option Shares which shall have Vested prior to the date of death and remain unexercised. After the one year period has ended the Option shall lapse.

7	Variation of Share Capital

In the event of any issue of ordinary shares in the capital of the Company by way of capitalisation of profits or reserves or rights issue, or by way of any consolidation or sub division or reduction then the number of Option Exercise Shares remaining outstanding under the Option and/or the Option Price in respect thereof may be adjusted by the Board in such manner and with effect from such date as the Board may determine to be appropriate provided always that:-

7.1	no such adjustment shall take effect until the Auditors have issued a certificate confirming the adjustment to be fair and reasonable in their opinion; and

7.2	following the adjustment the Shares continue to satisfy the conditions specified in paragraph 35 of Schedule 5 of the ITEPA 2003. This Clause 7.2 does not apply to unapproved options.

8	Company Reorganisation

8.1

The provisions of Clause 8.2 shall have effect, and the provisions of Clauses 10, 11, 12 and 13 shall not apply, if the Board shall so resolve when there is a company reorganisation as defined by Section 39 of Schedule 5 of the ITEPA 2003 and the Optionholder is invited to

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FARFETCH.COM LIMITED	EMI SCHEME RULES

release his rights under this Option in consideration of the grant to him of rights (“the New Option”) which are equivalent but relate to shares in the acquiring company. Such release of an Option and grant of a New Option must take place within the time limits set out in paragraph 42 of Schedule 5 of the ITEPA. The New Option need not satisfy the requirements of paragraph 41 of Schedule 5 of the ITEPA 2003.

8.2

If the Optionholder does not agree to release his rights under this Option in consideration of the grant to him of such a New Option then this Option shall lapse and cease to be exercisable at the end of the period within which the Optionholder could have accepted such invitation.

9	Exercise in Connection with a Change in Control of the Company

9.1

The Board, in its discretion, may determine that any event which would trigger the exercise of the Option (and then the lapse of the Option) under Clause 10.1 shall not do so if the Offeror is any person who holds an interest in 20% or more of the issued share capital of the Company at the date of this Agreement. This Clause 9.1 shall not apply to the exercise of an option triggered under clause 13.

9.2	Unless Clause 9.1 applies, all outstanding unvested Options shall be deemed to have Vested on any event described in Clause 10.1.

10	Exercise on a Change of Control

10.1	If any person (Offeror):

10.1.1	makes an offer to acquire the whole of the issued share capital of the Company (on its own account or acting together with others); or

10.1.2	makes an offer to acquire all issued Shares and as a result may obtain Control of the Company (on its own account or acting together with others); or

10.1.3	negotiates a share sale and purchase agreement with shareholders of the Company under which the Offeror will obtain Control of the Company (on its own account or acting together with others); or

10.1.4

is expected by the Board to obtain Control of the Company (on its own account or acting together with others) as a result of the court sanctioning a compromise or arrangement under section 899 of the Companies Act 2006, the Board may, in its sole discretion, notify the Optionholder of the relevant circumstances and specify a reasonable period during which the Option may be exercised in anticipation of the change of Control (which period shall end immediately before the Offeror obtains Control of the Company, if it has not already ended).

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10.2

If the Option is capable of exercise during a period of at least ten working days as a result of a Board notification under Clause 10.1, the Optionholder may subsequently be unable to exercise the Option after the Offeror obtains Control of the Company (see Clause 11.1, Clause 12.1 and Clause 13.1).

10.3	A notice to exercise the Option given by the Optionholder during an exercise period specified under Clause 10.1 will:

10.3.1	be treated as withdrawn and never made if and when the Board concludes that the Offeror will not obtain Control of the Company; and
10.3.2	take effect only when the Board concludes that the Offeror will obtain Control of the Company (but before the change of Control takes place).

10.4	The Option will not Lapse at the end of any exercise period specified under Clause 10.1.

11	Exercise following a sale and purchase of the Company’s share capital

11.1

If any person obtains Control of the Company (on its own account or acting together with others) as a result of an event within Clause 10.1.1, Clause 10.1.2 or Clause 10.1.3, the Option may be exercised within four weeks after the first day on which that person has Control of the Company and any condition of a relevant offer has been satisfied, unless:

11.1.1

an exercise period was specified under Clause 10.1 (in respect of the relevant event) and lasted at least ten working days, starting with the day on which the Optionholder received notice of the exercise period (but in these circumstances the Board may specify that the Option may still be exercised in the four-week period after the change of Control); or

11.1.2	the change of Control occurs as part of any corporate reconstruction or reorganisation:

11.1.2.1	under which the ultimate beneficial ownership of the businesses of the Company and its subsidiaries will remain the same; and

11.1.2.2

that includes an offer to the Optionholder of a replacement share option, or other compensation for the loss of the opportunity to exercise the Option, that the Board reasonably considers to be fair and appropriate (whether or not the offer is accepted by the Optionholder); or

11.1.3	the Board determines that the exercise (and Lapse) of the Option should not be triggered under Clause 11.1.

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11.2

The Option will Lapse at the end of the four-week exercise period specified in Clause 11.1 (even if the Option could not be exercised in that period as a result of Clause 11.1.1 or Clause 11.1.2), unless the person who has obtained Control of the Company is another company, in which case the Option will Lapse instead at the end of the latest day on which the Option may be released and replaced in the manner referred to in Clause 8.1.

12	Exercise following a scheme of arrangement

12.1

If any person obtains Control of the Company (on its own account or acting together with others) as a result of an event within Clause 10.1.4, the Option may be exercised within four weeks after the sanctioned compromise or arrangement becomes effective, unless:

12.1.1

an exercise period was specified under Clause 10.1 (in respect of the relevant event) that lasted at least ten working days, starting with the day on which the Optionholder received notice of the exercise period (but in these circumstances the Board may specify that the Option may still be exercised in the four-week period after the change of Control); or

12.1.2

the relevant compromise or arrangement provides for the replacement of the Option with an equivalent share option, or for the Optionholder to receive other fair and reasonable compensation for the loss of the opportunity to exercise the Option; or

12.1.3	the Board determines that the exercise (and Lapse) of the Option should not be triggered under Clause 12.1

12.2

The Option will Lapse at the end of the four-week exercise period specified in Clause 12.1 (even if the Option could not be exercised in that period as a result of Clause 12.1.1), unless the person who has obtained Control of the Company is another company, in which case the Option will Lapse instead at the end of the latest day on which the Option may be released and replaced in the manner referred to in Clause 8.1.

13	Exercise on a minority squeeze-out

13.1

If any person gives a valid notice to acquire Shares under sections 979 to 982 (takeover offers: right of offeror to buy out minority shareholders) of the Companies Act 2006, the Option may be exercised, whether Vested or not, during the period of four weeks after the day on which that notice is given, unless:

13.1.1	a right to exercise the Option arose under Clause 11.1 (or would have done so, but for Clause 11.1.1 or Clause 11.1.2) as a result of the offer that gave rise to the notice to acquire Shares; or

13.1.2	the Board determines that the exercise (and Lapse) of the Option should not be triggered under this Clause 13.1.

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13.2	If the Option becomes capable of exercise under Clause 13.1, it will Lapse at the end of the four-week exercise period specified in that Clause unless:

13.2.1

the person who has obtained Control of the Company is another company, in which case the Option will Lapse instead at the end of the latest day on which the Option may be released and replaced in the manner referred to in Clause 8.1; or

13.2.2	there was no exercise period because of Clause 13.1.1 or a Board determination under Clause 13.1.2).

14	Winding Up and Statutory Reconstruction

14.1	If the shareholders of the Company receive notice of a resolution for the Company’s voluntary winding up:

14.1.1	the Board shall notify the Optionholder of the resolution as soon as it can reasonably do so; and

14.1.2	the Option, whether Vested or not, may be exercised at any time before that resolution is passed, rejected or withdrawn.

14.1.3	The Option will Lapse when the winding up of the Company commences.

14.2

Subject to clause 8 if the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a plan for the reconstruction of the Company or its amalgamation pursuant to Sections 895 to 918 of the Companies Act 2006 the Optionholder shall be entitled to exercise his Option during the period of 6 months commencing on the date on which the court sanctions the compromise or arrangement.

15	Tax and National Insurance Contributions

15.1	The Optionholder irrevocably agrees to:

15.1.1	pay to the Company or Optionholder’s Employer (as appropriate) the amount of any Option Tax Liability ; or

15.1.2	enter into arrangements to the satisfaction of the Company or the Optionholder’s Employer (as appropriate) for payment of any Option Tax Liability.

15.2	The Optionholder irrevocably agrees that:

15.2.1

the Optionholder will reimburse the Company and the Optionholder’s Employer (as appropriate) for any secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) which:

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15.2.1.1	the Company or the Optionholder’s Employer is liable to pay on any Option Gain; and
15.2.1.2	may be lawfully recovered by the Company or the Optionholder’s Employer from the Optionholder.
15.2.2

at the request of the Company, or the Optionholder’s Employer the Optionholder shall join that person in making a valid election to transfer to the Optionholder the whole or any part of the liability for secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) described in clause 15.2.1.

15.3

The Optionholder irrevocably agrees to enter into a joint election in respect of the Option Shares under section 431 (1) or section 431 (2) of the ITEPA 2003, if required to do so by the Company or the Optionholder’s Employer on or before any date of exercise of the Option.

15.4

The Company shall not be obliged to procure the transfer or to allot and issue any Shares or any interest in Shares pursuant to this Option Agreement unless and until the Optionholder has complied with clause 15.3 and paid to the Optionholder’s Employer such sum as is, in the opinion of the Optionholder’s Employer, sufficient to indemnify the Optionholder’s Employer in full against any Option Tax Liability or the Optionholder has made such other arrangement as, in the opinion of the Optionholder’s Employer, will ensure that the full amount of any Option Tax Liability will be recovered from the Optionholder within such period as the Optionholder’s Employer may determine.

15.5

The Company shall have the right not to procure the transfer or to allot and issue to or to the order of the Optionholder the aggregate number of Shares to which the Optionholder would otherwise be entitled but to retain out of such aggregate number of Shares such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Optionholder (at the best price which can reasonably expect to be obtained at the time of sale) and to pay over to the Optionholder’s Employer sufficient monies out of the net proceeds of sale, after deduction of all fees commissions and expenses incurred in relation to such sale, to satisfy the Optionholder’s liability under such indemnity.

16	No Claims if Option not Tax Effective

16.1	If:-

16.1.1	the Option is not or does not become or ceases to be a qualifying option under Schedule 5 of the ITEPA 2003; or

16.1.2	a disqualifying event (as defined in sections 533 to 536 of the ITEPA 2003) occurs or is treated as occurring in relation to the Option; or

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16.1.3

any other event or circumstance occurs after the Date of Grant as a result of which the taxation consequences of the grant or exercise of the Option are different from those which would have applied in the absence of the event or circumstance;

the Company shall have no liability to compensate the Optionholder for any increase in the amount or change in the nature of the taxation to which he may be liable or for any other loss which he may sustain as a result.

17	Employment Issues

17.1	The Optionholder has no rights to compensation or damages on account or any loss in respect of the Option where such loss arises (or is claimed to arise), in whole or in part, from:

17.1.1	termination of office or employment with; or

17.1.2	notice to terminate office or employment given by or to,

the Company or the Optionholder’s Employer. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused, and however compensation or damages may be claimed.

17.2

The Optionholder has no rights to compensation or damages from the Company or the Optionholder’s Employer on account of any loss in respect of the Option where such loss arises (or is claimed to arise), in whole or in part, from:

17.2.1	any company ceasing to be a subsidiary of the Company; or

17.2.2	the transfer of any business from the Company or any subsidiary of the Company to any person.

This exclusion of liability shall apply however the change of status of the relevant company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.

17.3	The rights and obligations of the Optionholder as an employee or director of the Company or any subsidiary of the Company shall not be affected by the grant, holding or exercise of the Option.

17.4	The value of the Option or any benefit realised from it shall not be pensionable.

17.5	The Optionholder has no right to receive any further options over Shares (or any other shares) from the Company or the Optionholder’s Employer.

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FARFETCH.COM LIMITED	EMI SCHEME RULES

18	Restrictions on Shares

The Shares are subject to the restrictions set out in Schedule 1.

19	Notices

All notices hereunder shall be in writing and shall be delivered or sent by hand or by first class registered or recorded delivery letter to the Company’s registered office (in the case of a notice to the Company) or (in the case of the Optionholder) the address set out above or to such address or addresses as may from time to time be notified to the Company. All such notices shall be deemed to be received in the case of delivery by hand, when delivered and in the case of notices sent by first class registered or recorded delivery letter, forty-eight hours after posting.

20	Counterparts

This deed may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

21	Law and Jurisdiction

This Agreement shall be governed by the laws of England and Wales. The Company and the Optionholder and the personal representatives of the Optionholder irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement).

This document has been executed as a deed and is delivered and takes effect on the date specified at the beginning of it.

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FARFETCH.COM LIMITED	EMI SCHEME RULES

Schedule 1: Restriction on shares

1.	The Shares are subject to restrictions on transfer. These restrictions are set out in the Company’s Articles of Association a copy of which is attached.

2.

The Optionholder for himself and his personal representatives undertakes with the Company that if on the date that he (or they) becomes a member of the Company pursuant to the exercise of the Option he has ceased to be an employee of any member of the Group then he shall service a transfer notice pursuant to the Articles of Association. In the event that the Optionholder (or the personal representatives of the Optionholder) shall fail to do so within 14 days of a written request of the Company then a Director of the Company is authorised as attorney for the Optionholder (or personal representative) to issue a transfer notice and deal with all other provisions in relation to any transfer thereunder. This power of attorney is entered into to secure the obligations of the Optionholder (and the Optionholder’s personal representatives) under this Agreement and is irrevocable.

3.	It shall be a pre-condition to the exercise of the Option that the Optionholder shall have executed a Shareholders’ Agreement in the form of the draft annexed to this Agreement.

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FARFETCH.COM LIMITED	EMI SCHEME RULES

Schedule 2: Vesting of Option Shares

The Option Shares shall become Vested as follows:-

1 November 2011	[XXXX] Option Shares

1 January 2012	[XXXX] Option Shares
1 April 2012	[XXXX] Option Shares
1 July 2012	[XXXX] Option Shares
1 October 2012	[XXXX] Option Shares
1 January 2013	[XXXX] Option Shares
1 April 2013	[XXXX] Option Shares
1 July 2013	[XXXX] Option Shares
1 October 2013	[XXXX] Option Shares
1 January 2014	[XXXX] Option Shares
1 April 2014	[XXXX] Option Shares
1 July 2014	[XXXX] Option Shares

Upon the value of the Option Shares reaching [£42.35] per share, as determined by mutual agreement of the Company and Optionholder, or otherwise by expert independent valuation.	[XXXX] Option Shares
Upon the value of the Option Shares reaching £67.80 per share, as determined by mutual agreement of the Company and Optionholder, or otherwise by expert independent valuation.	[XXXX] Option Shares

NB: Subject to clause 5.3, no Vesting after cessation of employment with the Group.

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FARFETCH.COM LIMITED	EMI SCHEME RULES

Signed as a Deed by	)
FarFetch.com Limited acting by:	)
a Director thereof in-)
the presence of:
[Jose Neves]

W	Signature
I	Print Name
T	Address
N
E
S
S	Occupation

Executed as a Deed by the	)
Optionholder	)
in the presence of:-)

W	Signature
I	Print Name
T	Address
N
E
S
S	Occupation

P a g e | 24	The Option Deed